Exhibit 99.1


                   VFINANCE, INC. REPORTS RECORD REVENUES FOR
                               SECOND QUARTER 2007
   Company continues to exhibit improved liquidity and cash flow, strong balance sheet, no debt and strong diversified income stream

BOCA RATON, FL, - vFinance, Inc. (OTCBB: VFIN) ("vFinance"), a global financial services company specializing in growth opportunities, today reported record revenues for the second quarter ended June 30, 2007.

Revenues for the second quarter 2007 were $13,196,389, compared to $9,654,545 in the comparable quarter of 2006, an increase of $3,541,844, or 37%. Net loss for the second quarter was $129,905 or $0.00 per fully diluted share, compared to a net loss of $342,809 or $0.01 per fully diluted share in the second quarter of 2006. The second quarter 2007 net loss results included depreciation and amortization of intangibles of $320,579 and stock based compensation expense of $117,331, compared to depreciation and amortization of intangibles of $318,400 and stock based compensation expense of $122,960 in the second quarter of 2006.

vFinance's liquid assets of approximately $7,718,000, as of June 30, 2007, comprised of cash and cash equivalents of $5,071,100 and marketable securities of $2,647,000, were approximately $2,503,000 higher than our liquid assets as of December 31, 2006. In addition, the Company's cash flow from operating activities totaled $998,000 for the 6 months ended June 30, 2007, representing an improvement of approximately $1,315,000 compared to the same period in 2006. vFinance has no long term debt.

Adjusted EBITDA defined as net income before interest, taxes, depreciation, amortization and stock based compensation was approximately $315,300 for the quarter ended June 30, 2007 compared to a loss of approximately $ (100) for the comparable quarter last year. Adjusted EBITDA for the six months ended June 30, 2007 was approximately $783,900, an increase of $152,500, or 24%, from adjusted EBITDA of $631,400 for the comparable period in 2006.

Earnings before interest, taxes, depreciation and amortization, or EBITDA, adjusted for non-cash compensation expense is a key metric the Company uses in evaluating its financial performance. EBITDA is considered a non-GAAP financial measure as defined by Regulation G promulgated by the SEC pursuant to the Securities Act of 1933, as amended. The Company considers EBITDA, as adjusted, an important measure of its ability to generate cash flows to fund capital expenditures, repurchase shares, fund other corporate investing and financing activities, and to service debt when it exists. EBITDA, as adjusted, eliminates the non-cash effect of depreciation and amortization of intangible assets and stock-based compensation. EBITDA should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities.

The following table presents a reconciliation of EBITDA, as adjusted, to net income as reported.

                                         Three Months Ended June 30     Six Months Ended June 30
                                            2007          2006           2007          2006
                                         ------------- -------------- ------------- -------------


Net Income (Loss)                          $(129,900)     $(342,800)     $(92,100)     $ 68,800

Interest (Income) expenses, net                7,300          8,000        11,000        (7,100)

Depreciation & Amortizations of Intangibles  320,600        211,700       639,000       333,700

                                        ------------- -------------- ------------- -------------
Earnings before interest, taxes,             198,000       (123,100)      557,900       395,400
depreciation and amortization
(EBITDA)

 Stock based compensation                    117,300        123,000       226,000       236,000
                                        ------------- -------------- ------------- -------------
                                        ------------- -------------- ------------- -------------

 Adjusted EBITDA                            $315,300         $ (100)     $783,900      $631,400
                                        ============= ============== ============= =============

"vFinance's results in the second quarter of 2007 once again validated the direction we have taken with the Company," declared Leonard Sokolow, Chairman and CEO, vFinance, Inc. "We will continue our commitment to growth and increasing our top line by investing in infrastructure, acquisitions and our investment banking, retail and trading businesses. Even when the markets are volatile we will continue to pursue expansion in investment banking, retail and institutional trading and consider strategic mergers and acquisitions. With over 40 offices in the U.S. and other parts of the world, more than 12,000 corporate, institutional and high net worth clients, and market making activity in more than 3,000 stocks, we are poised to seize further growth opportunities. "

Alan Levin, CFO, vFinance, Inc. stated, "vFinance's strong balance sheet provides us with resources to further expand and invest. To bolster our growth strategy, we will also improve our cash generation and overall profitability through expense reduction and increased productivity,

About vFinance, Inc.

vFinance, Inc. is a global financial services company which specializes in high growth opportunities. The Company's insight into this marketplace flows from three key activities: providing investment banking and advisory services to micro, small and mid-cap high growth companies; making markets in over 3,000 micro and small cap stocks; and offering information services on its website, a leading destination for emerging companies seeking capital and investors seeking opportunities. Due to its focus, the Company is uniquely positioned to offer alternative investments to institutional and high net worth investors seeking to outperform market indices. All investors are also offered a full range of investment options. With over 40 offices in the U.S. and other parts of the world, the Company serves more than 12,000 corporate, institutional and high-net worth clients. vFinance Investments, Inc. and EquityStation, Inc., both subsidiaries of vFinance, Inc., are broker-dealers registered with the SEC, and members of FINRA and SIPC. For more information about vFinance, Inc., please visit its website at www.vfinance.com.

This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by management, statements concerning internal operations, marketing, management's plans, objectives and strategies, and management's assessment of market factors and conditions, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitations, the volatility of domestic and international financial, bond and stock markets, intense competition, extensive governmental regulation, litigation, substantial fluctuations in the volume and price level of securities and other risks as detailed in the Company's filings with the Securities and Exchange Commission. vFinance, Inc. assumes no obligation to update any forward-looking information in this press release.


CONTACTS:

For vFinance:
Maxine Martell
EVP and Chief Marketing Officer
vFinance, Inc.
Tel:  561-981-1077
Fax: 561-503-4176
mmartell@vfinance.com
www.vfinance.com


                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  FOR THE QUARTERS ENDED JUNE 30, 2007 AND 2006
                                     FOLLOW.


                                           VFINANCE, INC. AND SUBSIDIARIES
                               UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                         (In thousands, except per share data)

                                                          Three Months Ended June 30,
                                                      ---------------------------------
                                                                              2006
                                  (Restated and
                                  2007 Revised)

                                                     ---------------- ----------------
 Revenues:
    Commissions - agency                                     $6,878.1         $4,769.5
    Trading profits                                           3,238.8          2,503.0
    Success fees                                                940.5          1,367.2
    Other brokerage related income                            2,075.1            753.6
    Consulting fees                                              17.6            151.6
    Other                                                        46.3            109.6
                                                      ---------------- ----------------

         Total revenues                                      13,196.4          9,654.5
                                                      ---------------- ----------------

 Compensation, commissions and benefits                      10,250.1          7,770.9
 Clearing and transaction costs                               1,139.7          1,053.5
 General and administrative costs                             1,323.2            658.7
 Occupancy and equipment costs                                  291.5            321.2
 Depreciation and amortization                                  320.6            211.7
                                                      ---------------- ----------------

         Total operating costs                               13,325.1         10,016.0
                                                      ---------------- ----------------

    Loss from operations                                       (128.7)          (361.5)
                                                      ---------------- ----------------

 Other income (expenses):
    Interest income                                              10.6              9.9
    Interest expense                                            (17.9)           (17.9)
    Dividend income                                               3.8              9.7
    Other income (expense), net                                   2.3             17.0
                                                      ---------------- ----------------

         Total other income (expense), net                       (1.2)            18.7
                                                      ---------------- ----------------

 Loss before income taxes                                      (129.9)          (342.8)
 Income tax benefit (provision)                                     -                -
                                                      ---------------- ----------------

    Net loss                                                 $ (129.9)        $ (342.8)
                                                      ================ ================

    Net loss per share: basic                                 $ (0.00)         $ (0.01)
                                                      ================ ================

    Weighted average number of shares
    outstanding: basic and diluted                           54,679.9         47,269.0
                                                      ================ ================


          See 10Q for accompanying notes to unaudited condensed consolidated financial statements.

                                                                             -7-













































See 10Q for accompanying notes to unaudited condensed consolidated financial statements.